LICENSING, LEASE AND USE AGREEMENT

This Licensing, Lease and Use Agreement (this "Agreement") is effective as of the date of the last signature hereto (the "Effective Date") and is by and between AmericaTowne, Inc., a Delaware corporation doing business at 353 E. Six Forks Road, Suite 270 in Raleigh, North Carolina 27609 ("AmericaTowne"), and Landmark Motors Corporation doing business at 4605 TOLLINGTON DRIVE, RALEIGH, NC 27604-6159 USA ("Licensee"). AmericaTowne and the Licensor are collectively referred to as the "Parties" or each individually as a "Party".

WHEREAS, the Parties agree that the following exhibits, and subsequent amendments or modifications thereto, are merged herein resulting in a fully integrated agreement under Delaware law:

Exhibit A Approved Marks Used At Authorized Location

Exhibit B Proposed Site for Authorized Location

Exhibit C Consideration Associated with Authorized Location

Exhibit D Preliminary Financing Budget

Exhibit E Source and Use Schedule

WHEREAS, AmericaTowne is a publicly-reporting company with the United States Securities and Exchange Commission (the "SEC"). Through those agreements disclosed in AmericaTowne's filings, it represents herein that it has the exclusive right, title and interest in certain intellectual property rights and other assets used in the introduction, maintenance and facilitation of the exportation of consumer goods into, amongst other countries, China, through the use of an internet and/or physical international import trade platform, and that it shall license these assets to third-parties for use at approved physical locations using the AmericaTowne business models and know-how (collectively referred to as "AmericaTowne's Business").

WHEREAS, AmericaTowne's Business focuses primarily on the establishment, operation and promotion of American styled communities modeled on the American experience and "Made in the USA" moniker through the use of intellectual property rights, trade secrets, products and ideas, trade and service marks such as AmericaTowne and AmericaStreet, and other confidential and proprietary services, all of which AmericaTowne considers to be legitimate and protectable business interests (collectively referred to herein as the "Licensed Methods").

WHEREAS, the Licensee acknowledges that AmericaTowne takes reasonable and necessary steps in protecting against the unauthorized use of the Licensed Methods, including but not limited to, requiring licensees to execute this Agreement.

WHEREAS, in addition to licensing the use of the Licensed Methods to licensees, AmericaTowne has established or is in the process of establishing physical locations promoting AmericaTowne's Business, and through this Agreement, offers participation by Licensee in such physical locations for the consideration set forth herein.

WHEREAS, AmericaTowne's Exporting Business compliments, in certain circumstances, specific businesses under separate agreement with AmericaTowne through The Licensor Services Agreements ("The Licensor Agreement"). The Parties agree that unless otherwise agreed, the Licensee is not subject to the rights, duties or obligations under the Licensor Agreement; rather, the rights, duties and obligations set forth herein are distinct from those under the Licensor Agreement. The Parties agree that to the extent they are or shall become parties to a Licensor Agreement, this Agreement and the Licensor Agreement shall be merged forming a fully integrated agreement under Delaware law, and shall be read consistent with each other.

WHEREAS, the Parties agree that these recitals are not mere statements but statements in which they have each relied on in entering into this Agreement.

NOW, THEREFORE, for the consideration stated herein, the Parties agree as follows:

     1. Term and Termination. This Agreement shall be effective on the Effective Date. This Agreement terminates fifteen (15) years from the Effective Date, unless (a) terminated by either Party after the fifth-year anniversary of the Effective Date by either Party providing written notice to the other thirty (30) days prior thereto, (b) for reasons constituting a termination set forth in this Agreement, or (c) upon mutual consent of the Parties in writing.

     2. License and Use. For the consideration set forth herein, AmericaTowne grants Licensee a license to use the Licensed Methods at the location set forth in Section 3 of this Agreement (the "Authorized Location"). The Licensee agrees to use the Licensed Methods, as they may be changed, improved, and further developed by AmericaTowne from time to time, only in accordance with the terms and conditions of this Agreement. The Licensee agrees at all times to faithfully, honestly and diligently perform its obligations hereunder, and to continuously exert best efforts to promote the Licensed Methods. The Licensee agrees to utilize the Licensed Methods in operation of its business at the Authorized Location in accordance with the methods and systems developed and prescribed from time to time by AmericaTowne. The Licensee shall offer such products and services as AmericaTowne shall designate, and shall be restricted from manufacturing, offering or selling any products or services not previously approved by AmericaTowne in writing. The Licensee agrees that the AmericaTowne marks set forth on Exhibit A (and as amended from time to time) shall be clearly featured on all products manufactured, sold, distributed or exchanged by Licensee at the Authorized Location.

     3. Lease and Use of Authorized Location. For the consideration set forth herein, AmericaTowne grants to Licensee the exclusive right to operate one (1) business unit on the proposed, anticipated and intended location in China, and as more thoroughly set forth at Exhibit B to this Agreement (and as amended from time to time). The general type of business the Licensee operates are US made motorcycles, auto parts and automobiles sales and service. The granting of this right by AmericaTowne does not constitute a representation, warranty, or guarantee by AmericaTowne that the Licensee's business can be successfully operated at the Authorized Location. The Parties agree to the following terms and conditions associated with the Authorized Location:

          (a) Consideration. The consideration paid by Licensee for the right to conduct its business at the Authorized Location is set forth in Exhibit C. The consideration set forth in Exhibit C is in addition to any other payment obligations of Licensee set forth in this Agreement.

          (b) Term. The term of the business operation shall commence upon the date of execution of this Agreement by the AmericaTowne and Licensee and shall expire on the last day of the month that includes the fifteenth (15th) anniversary of such date, unless otherwise terminated prior thereto by operation of law or in accordance with any provision of this Agreement.

          (c) Renewal of Term. Provided Licensee is in full compliance with all provisions of this Agreement, any and all other agreements between the AmericaTowne and Licensee, and any and all applicable laws and regulations, and upon not less than six (6) not more than twelve (12) months written notice to the AmericaTowne of the intention to do so, the Licensee shall have the right to renew the business operations for successive periods of ten (10) years each upon the payment to the AmericaTowne of a renewal fee in an amount $25,000 and the execution of the then current form of standard business operations agreement used by the AmericaTowne prior to the expiration of each such-successive term.

          (d) Exclusivity to Territorial Rights. Provided Licensee is in full compliance with all of its payment and performance obligations under this Agreement, and any other agreements related to its performance hereunder, and any and all applicable laws and regulations, AmericaTowne agrees that it will not operate, or permit any other entity or person to operate any similar or like business as Licensee within AmericaTowne location in which the Authorized Location is situated.

          (e) Acknowledgment of Future Occupancy. Licensee agrees and acknowledges that upon the Effective Date, the Authorized Location is not prepared for occupancy. Licensee acknowledges and agrees that the consideration paid hereunder is for, in part, site development and construction services, expenses, fees and costs incurred by AmericaTowne in building the Authorized Location exclusively for the benefit of Licensee, subject to the terms and conditions of this Agreement. The Parties agree as follows with respect to the development and construction of the Authorized Location:

               (i) The occupancy by the Licensee post-construction shall be considered a leasehold interest with AmericaTowne being the lessor and the Licensee as the lessee;

               (ii) The Parties agree to execute a lease agreement consistent with the terms in this Section 3 within thirty (30) days of AmericaTowne securing all applicable permits, licenses and necessary authorization from the proper regulatory agency approving the construction of the specific AmericaTowne site in which the Authorized Location is to be situated;

               (iii) Unless otherwise negotiated, the Parties agree that the term of the lease shall coincide with the balance of the Term under this Agreement. For example, and example only, to the extent AmericaTowne provides notification to the Licensee that the AmericaTowne site has been approved for construction and there is a balance of fourteen years left on this Agreement at the time of the notification, the Parties agree that the term under the lease shall be fourteen years;

               (iv) Unless otherwise negotiated, the Parties agree that the lease price shall be the average square meter of leased space for businesses at the location to be determined as stated by published and/or stated lease rates at the specific location at the time AmericaTowne provides notice to the Licensee in subsection (iii), above; and

               (v) The lease related to the Authorized Location shall contain such terms and provisions as are reasonably acceptable to AmericaTowne and, at AmericaTowne's sole option, shall be subleased to third-parties provided that the subtenant acknowledges in writing that its obligations hereunder are equally primary to the Licensee, and that AmericaTowne may be entitled to adequate collateral to secure payment and performance by the subtenant and the Licensee, jointly and severally.

          (f) Financing of Business Activity. AmericaTowne shall provide Licensee with a budget and funding plan for the Authorized Location, and the Licensee's business start-up, based on AmericaTowne's experience and expertise in conducting business within the particular locale (the "Financing Budget"). The Parties agree that the approval of the Financing Budget does not guarantee success of actually securing the necessary financing or in the overall success of the business. The Parties agree to the preliminary Financing Budget attached hereto as Exhibit D. The Parties will agree to an updated Financing Budget within sixty (60) days prior to construction of the Authorized Location (as addressed in Section 3(d)(ii), above). Upon agreement of all terms and conditions of an updated Financing Budget, the Parties shall mutually execute a "Final Financing Budget," which can be amended or modified only by a writing signed by the Parties. The Parties acknowledge that the Final Financing Budget might alter or modify their respective rights, duties and obligations hereunder, and if so, such modification will be memorialized in writing signed by the Parties. Absent a writing, this Agreement is to be interpreted, as a whole, consistent with the Final Financing Budget and the alterations or modifications caused by the Final Financing Budget.

          (g) Construction of Authorized Location. AmericaTowne agrees to provide to the Licensee plans and specifications for the AmericaTowne location in which the Authorized Location shall be constructed within a commercially reasonable period of time. The plans and specifications will reflect AmericaTowne's requirements, recommendation and suggestions for dimensions, exterior design, interior design and layout, decor, building materials, equipment, fixtures, furniture, and signs, which shall all be designed after business facilities typically found in the United States of America (USA). Promptly after being provided with the plans and specifications, the Licensee shall submit any requested changes and/or comments to the plans and specifications, and AmericaTowne reserves the right to accept or reject such recommendations in order to (i) ensure continuity of appearance within the AmericaTowne site, (ii) ensure capacity for the type, size, scope and adequacy of any machinery and equipment utilized by the Licensee, and (iii) ensure that the recommendation is within the Final Financing Budget.

          (h) Licensing and Permits. AmericaTowne agrees that it shall be solely responsible for construction, and in securing the proper licenses, permits, and certificates required for all construction of the Authorized Location, and for building the Authorized Location in accordance with the highest building standards consistent with the intent of the AmericaTowne concept. AmericaTowne further agrees that it will be responsible for equipping and finishing the Authorized Location in a commercially reasonable period of time and in a manner consistent with securing occupancy for the Licensee.

               (i) Relocation. The rights granted to the Licensee under this Agreement, and more specifically, rights related to the Authorized Location cannot be transferred to any other location without the prior written approval of AmericaTowne. If the Licensee has operated its business for less than twelve (12) months from the Effective Date and requests relocation to an alternative AmericaTowne site, the Licensee must set forth its reasons for requesting the relocation in writing to AmericaTowne, and its requested relocation plan, along with a proposed timeline of relocation. AmericaTowne reserves the right to approve the relocation. To the extent AmericaTowne agrees to the relocation, the Licensee agrees that the relocation does not alter, impair or modify its duties and obligations under this Agreement, unless otherwise set forth in an amended agreement in the same form and substance as this Agreement. The Licensee agrees to pay AmericaTowne a nonrefundable design and set up fee of $25,000.00 for the preparation of a design for the Licensee's new location.

     4. Consideration. The Parties agree to the following payment obligations, and other terms and conditions:

          (a) Licensing Fee. In consideration for the licensing rights set forth herein, the Licensee agrees to pay AmericaTowne an initial fee of USD $61,666 which is due and payable as follows: (i) $35,000 on the Effective Date, and (ii) USD $26,666 on 29 September 2014 (the "Licensing Fee"). The Licensing Fee is non-refundable except as otherwise specifically set forth in this Agreement. At the discretion of AmericaTowne the Licensee may be required to sign a note for any outstanding licensing fee.

          (b) Source and Use Schedule. The Parties agree to the source and use of funds schedule attached as Exhibit E ("Source and Use Schedule"). AmericaTowne reserves the right to finance any consideration to be paid by the Licensee under the Source and Use Schedule pursuant to a note, and may require, under some circumstances, collateral in the form of a personal guaranty, pledge agreement or security agreement.

          (c) Royalty Fee. The Licensee agrees to pay AmericaTowne a monthly fee equal to 7.5% of its Gross Retail Sales (the "Royalty Fee").

          "Gross Retail Sales" shall be defined as receipts and income of any kind from all products or services sold from or through the Authorized Location, including any such sale of products or services made for cash or upon credit, or partly for cash and partly for credit, regardless of collection of charges for which credit is given, less returns for which refunds are made, provided that the refund shall not exceed the sales price and exclusive of discounts, sales taxes and other taxes, amounts received in settlement of a loss of merchandise, shipping expenses paid by the customer and discount sales to corporations or to charities for fund-raising purposes.

          Gross Retail Sales also includes the fair market value of any services or products received by the Licensee in barter or in exchange for his services and products. The Licensee agrees that the Royalty Fee shall be paid monthly and sent to AmericaTowne based on Gross Retail Sales for the immediately preceding month. The Royalty Fee payment shall be accompanied by monthly reports, or any other report requested by AmericaTowne to verify the Gross Retail Sales, and standard transmittal forms containing information regarding the Gross Retail Sales and such additional information as may be requested by AmericaTowne.

          (d) Tax Obligations. The Licensee shall reimburse AmericaTowne, or its affiliates and designees, promptly and when due, the amount of all sales taxes, use taxes, personal property taxes and similar taxes imposed upon, required to be collected or paid by AmericaTowne, or its affiliates or designees, on account of services or goods furnished by AmericaTowne, its affiliates or designees, to the Licensee through sale, lease or otherwise, or on account of collection by AmericaTowne, its affiliates or designees, of the Licensing Fee, Source and Use Schedule or Royalty Fee, and any late charges related thereto, or any other payments made by the Licensee to AmericaTowne required under the terms of this Agreement.

          (e) Late Payment Penalties and Payment Currency. Any amount not paid when due shall bear interest from the due date until paid in full at 12%, or the maximum amount allowed by law. All payments are based upon the United States dollar and will be paid in United States dollars and or its equivalent amount in Yuan. The conversion rate between the currencies is based upon the prevailing exchange rate at a major United States or Chinese bank. Payments will be made by wire transfers to the account designated by AmericaTowne. AmericaTowne may assign its rights to payments in this Agreement.

          (f) Direct Investment Option. AmericaTowne reserves the right, subject to request by the Licensee, to participate in direct investment and/or arrange investments (either in cash and or cash in-kind) in the Licensee's entity. Where AmericaTowne makes such investment, the investment amount shall normally be considered as an equity investment in the Licensee's business. The intent of the investment is to assist the Licensee in its business operations and setup. The Licensee shall at all times be responsible for their respective business operations, and AmericaTowne shall not seek or maintain a controlling interest in the Licensee's business unless it is agreed to in writing by AmericaTowne and the Licensee. AmericaTowne's ownership shall be based upon the amount of funds set forth in the Source and Use Schedule, and shall not be greater than twenty-percent (20%) regardless of the amount of funds and or investment made.

     5. Training and Developmental Assistance. AmericaTowne acknowledges that the consideration paid by the Licensee is for, in part, AmericaTowne's expertise, training, manuals, assistance and other know-how. AmericaTowne agrees to share this know-how with the Licensee under the following terms and conditions:

          (a) Training. Upon execution of the lease agreement under Section 3, the Licensee and/or its designee is required to attend and successfully complete an AmericaTowne training program specifically designed around the Licensee's or its designee's management and operational experience.

          (b) Development of Operations. In addition to the initial training, AmericaTowne agrees to provide the Licensee, prior to the commencement of its business operations, a list of approved and designated suppliers, and an advertising plan and copy thereof for the Licensee's opening. In addition to the other operational assistance and advice provided by AmericaTowne, at the opening of the Licensee's store and for a period of fourteen (14) business days thereafter, AmericaTowne shall provide the on-site services of a representative to assist the Licensee.

          (c) Operations Manual. AmericaTowne agrees to share with the Licensee one or more manuals, technical bulletins and other written materials (collectively referred to as "Operations Manual") covering ordering of supplies, manufacturing, processing and stocking and other operating and in-store marketing techniques. The Licensee agrees to use the Licensed Methods only as specified in the Operations Manual. The Operations Manual is the sole property of AmericaTowne and shall be used by the Licensee only during the term of this Agreement and in strict accordance with the terms and conditions hereof. The Licensee shall not duplicate the Operations Manual or disclose its contents to persons other than its employees or officers who have signed a Confidentiality and Non-Disclosure Agreement. The Licensee shall return the Operations Manual to AmericaTowne upon the expiration, termination or transfer of this Agreement. AmericaTowne reserves the right to revise the Operations Manual from time to time as it deems necessary to update or change operating and marketing techniques, standards and specifications for all components of the Licensed Methods.

          (d) Advertising. The Licensee shall obtain AmericaTowne's prior written approval of all advertising or other marketing or promotional programs published by any method, including print, broadcast and electronic media, regarding AmericaTowne, including, without limitation, newspaper advertisements, flyers, brochures, coupons, direct mail pieces, specialty and novelty items, radio, television, and Internet advertising. The Licensee acknowledges and agrees that AmericaTowne may disapprove of any advertising, marketing or promotional programs submitted to AmericaTowne for any reason in AmericaTowne's sole discretion. The Licensee shall also obtain AmericaTowne's prior written approval of all promotional materials provided by vendors. The proposed written advertising or a description of the marketing or promotional program shall be submitted to AmericaTowne before publication, broadcast or use.

     6. Quality Control. The Licensee agrees to maintain and operate its business within the Authorized Location in strict compliance with this Agreement and the standards and specifications contained in the Operations Manual, as the same may be modified from time to time by AmericaTowne in accordance with this Agreement. The Licensee is prohibited from offering or selling any products or services not authorized by AmericaTowne.

     If the Licensee proposes to offer, conduct or utilize any products, services, materials, forms, items or supplies for use in connection with or sale through AmericaTowne, which are not previously approved by AmericaTowne as meeting its specifications, the Licensee shall first notify AmericaTowne in writing requesting approval. AmericaTowne may, in its sole discretion, for any reason whatsoever, elect to withhold such approval. In order to make such determination, AmericaTowne may require submission of specifications, information, or samples of such products, services, materials, forms, items or supplies. AmericaTowne will advise the Licensee within a reasonable time whether such products, services, materials, forms, items or supplies meet its specifications.

     7. Default, Termination and Warranties. AmericaTowne shall have the exclusive right to terminate this Agreement and all rights granted the Licensee hereunder, without affording the Licensee any opportunity to cure any default (subject to any laws to the contrary, where other law shall prevail), effective upon receipt of notice by the Licensee, upon the occurrence of any of the following events:

          (a) Abandonment. If the Licensee ceases to operate its business with the standards set forth in this Agreement at the Authorized Location or otherwise physically abandons the Authorized Location for a period of twenty (20) consecutive days, or any shorter period that indicates an intent by the Licensee of abandonment, unless and only to the extent that full operation of the business at the Authorized Location is suspended or terminated due to fire, flood, earthquake or other similar causes beyond the Licensee's control and not related to the availability of funds to the Licensee;

          (b) Insolvency; Assignments. If the Licensee becomes insolvent or is adjudicated a bankrupt; or any action is taken by the Licensee, or by others against the Licensee under any insolvency, bankruptcy or reorganization act, or if the Licensee makes an assignment for the benefit of creditors, or a receiver is appointed by the Licensee;

          (c) Criminal Conviction. If the Licensee or any of its corporate designees, managers, officers, directors or financial officers is convicted of a felony, a crime involving moral turpitude, or any crime or offense that is reasonably likely, in the sole opinion of AmericaTowne, to materially and unfavorably affect the Licensed Methods, goodwill or reputation thereof;

          (d) Failure to Make Payments. If the Licensee fails to pay any amounts due AmericaTowne, or its designees or assigns, under this Agreement, including any amounts which may be due as a result of any subleases or lease assignments between the Licensee and AmericaTowne, within 10 days after receiving notice that such fees or amounts are overdue;

          (e) Misuse of Licensed Methods. If the Licensee misuses or fails to follow AmericaTowne's directions and guidelines concerning use of the Licensed Methods and fails to correct the misuse or failure within ten (10) days after notification from AmericaTowne;

          (f) Unauthorized Disclosure. If the Licensee intentionally or negligently discloses to any unauthorized person the contents of or any part of the Operations Manual or any other trade secrets or confidential information of AmericaTowne;

          (g) Repeated Non-Compliance. If the Licensee has received two previous notices of default (other than notices of payment default) from AmericaTowne and does not cure the default; and/or

          (h) Warranties, Limitation on Liability and Change Orders: AmericaTowne grants the Licensee a two-year warranty on workmanship. In the event of a claim of defective workmanship, the notice of the warranty claim must be submitted in writing and must describe the claim in sufficient detail to determine the nature of the problem(s), and must be signed by the Licensee. Any extra work requested by the Licensee shall be performed only after a written change order is signed by the Parties, and is accompanied by full payment for the change order, if applicable. A change order may increase or decrease the price, provided for more or less time to complete work, for more or less materials or labor and other clauses.

     8. Restrictive Covenants. The Licensee agrees that, in addition to the license of the Licensed Methods, AmericaTowne has also licensed commercially valuable information which comprises and is a part of the Licensed Methods, including without limitation, operations, marketing, advertising and related information and materials and that the value of this information derives not only from the time, effort and money which went into its compilation, but from the usage of the same by all the licensees of AmericaTowne using the Licensed Methods.

     The Licensee therefore agrees that other than the Licensed Methods licensed herein, neither the Licensee nor any of its officers, directors, shareholders or members, nor any member of his or their immediate families, shall during the term of this Agreement have any direct or indirect controlling interest as a disclosed or beneficial owner in a "Competitive Business," which is defined as a business comparable in scope, size and purpose to that of AmericaTowne.

     The Licensee shall treat all information it receives which comprises or is a part of the Licensed Methods licensed hereunder as proprietary and confidential and will not use such information in an unauthorized manner or disclose the same to any unauthorized person without first obtaining AmericaTowne's written consent. The Licensee acknowledges that the Licensed Methods have valuable goodwill attached to them, that the protection and maintenance thereof is essential to the AmericaTowne and that any unauthorized use or disclosure of the Licensed Methods will result in irreparable harm to AmericaTowne.

     The Parties irrevocably consent that any legal action or proceeding against them under, arising out of or in any manner relating to this Section 8, may be brought only in a court with jurisdiction located in, or the federal district court the district of which includes, Mecklenburg County, North Carolina and the Parties each irrevocably consent to that venue and to the personal jurisdiction thereof. The Parties hereby expressly and irrevocably waive any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

     9. Insurance. The Licensee shall procure, maintain and provide evidence of: (i) comprehensive general liability insurance for the Authorized Location and its operations; (ii) automobile liability insurance covering all employees of the Licensee with authority to operate a motor vehicle in an amount not less than any statutorily imposed minimum coverage; (iii) unemployment and worker's compensation insurance with a broad form all-states (as applicable) endorsement coverage sufficient to meet the requirements of the law; and (iv) all of the required policies of insurance shall name AmericaTowne as an additional named insured and shall provide for a thirty (30) day advance written notice to AmericaTowne of cancellation.

     The Licensee will provide proof of insurance to AmericaTowne prior to execution of the lease set forth in Section 3, above. This proof will show that the insurer has been authorized to inform AmericaTowne in the event any policies lapse or are cancelled. AmericaTowne has the right to change the minimum amount of insurance the Licensee is required to maintain by giving the Licensee prior reasonable notice, giving due consideration to what is reasonable and customary in the similar business. The Licensee's failure to comply with the insurance provisions set forth herein shall be deemed a material breach of this Agreement. In the event of any lapse in insurance coverage, in addition to all other remedies, the AmericaTowne shall have the right to demand that the Licensee cease operations at the Authorized Location until coverage is reinstated, or, in the alternative, pay any delinquencies in premium payments and charge the same back to the Licensee.

     10. Relationship of Parties. The Parties agree that nothing in this Agreement will create any partnership, joint venture, agency, franchise, or employment relationship between them, unless the Parties agree to the equity participation set forth in Section 4(f), which would be memorialized in separate agreements, all of which would be merged herein resulting in a fully integrated agreement under Delaware law.

     11. Limitation of Liability. The Licensor agrees that AmericaTowne will not be liable for any indirect, incidental, special, or consequential punitive or multiple damages, including without limitation any damages resulting from loss of use, loss of business, loss of revenue, loss of profits, or loss of data, arising in connection with this Agreement, AmericaTowne's performance hereunder, or of any other obligations relating to this Agreement, even if AmericaTowne has been advised of the possibility of such damages. The foregoing limitation of liability shall apply regardless of the cause of action under which such damages are sought.

     12. Disclaimers of Warranty. AmericaTowne makes no express or implied warranties or representations unless otherwise explicitly stated herein, including, without limitation, warranties of fitness for a particular purpose, merchantability, non-infringement, or any implied warranties arising out of a course of performance, dealing, or trade usage. In addition, AmericaTowne makes no representation that the development or construction of the Authorized Location and of the AmericaTowne site in which the Authorized Location will be located will be uninterrupted or error-free, and AmericaTowne will not be liable for the consequences of any interruptions or errors.

     13. Settlement of Disputes. The Parties agree to use their best efforts to settle any dispute arising from the interpretation or performance in connection with this Agreement through negotiations. In case no settlement can be reached, subject to Section 20 or Section 21, below, either Party may submit such matter to the American Arbitration Association ("AAA").The proceedings shall be conducted in English and be conducted in Mecklenburg County, North Carolina, the United States of America. The arbitration award shall be final and binding upon the Parties. This Section shall not be influenced by the termination or elimination of this Agreement. Each Party shall continue to perform its obligations in good faith according to the provisions of this Agreement except for the matters in dispute.

     14. Force Majeure. Force Majeure, which includes but is not limited to, acts of governments, acts of nature, fire, explosion, typhoon, flood, earthquake, tide, lightning, war, means any event that is beyond the Party's reasonable control and cannot be prevented with reasonable care. However, any shortage of credit, capital or finance shall not be regarded as an event of Force Majeure. The affected Party who is claiming to be not liable to its failure of fulfilling this Agreement by Force Majeure shall inform the other Party, without delay.

     15. Notices. Notices or other communications required to be given by any Party pursuant to this Agreement shall be written in English and shall be deemed to be duly given when it is delivered by email to the address stated below, or as subsequently supplemented, or by regular United States mail to the addresses identified in the introductory paragraph of this Agreement.

     16. Severability. Any provision of this Agreement that is invalid or unenforceable because of any inconsistency with relevant law shall be ineffective or unenforceable within such jurisdiction where the relevant law governs, without affecting in any way the remaining provisions hereof.

     17. Amendments and Supplement. Any amendment and supplement of this Agreement shall come into force only after Parties sign a written document.

     18. Governing Law; Consent to Jurisdiction. This Agreement will be governed, construed and enforced in accordance with and governed by the laws of the United States and the State of Delaware applicable to agreements made and to be performed in such jurisdiction without reference to conflicts of law principles.

     19. Attorney's Fees. If a Party shall commit a material breach of a term hereof, such party shall pay to the successful party all of the successful party's costs and expenses, including, without limitation, attorneys' and expert witness fees, incurred by such party in enforcing the terms of this Agreement.

     20. Confidentiality. The Parties agree that, by virtue of this Agreement, they may receive or become aware of information belonging or relating to the other, its business, business plans, affairs or activities, which information is confidential and proprietary to the other party and/or its suppliers and/or customers and in respect of which they are bound by a strict duty of confidence ("Confidential Information").

     In consideration of such Confidential Information being disclosed or otherwise made available to either Party for the purposes of the performance of this Agreement, the Parties agree that they will not at any time, either before or after the termination of this Agreement, and either directly or indirectly, disclose, divulge or make unauthorized use of any Confidential Information, except to the extent to which such Confidential Information, is publicly known at the time of its disclosure or being made available to them; (b) after such disclosure or being made available to them, becomes publicly known otherwise than through a breach of this provision; and/or (c) disclosure is required by law, regulation or order of a competent authority (including any regulatory or governmental body or securities exchange) by a Party, provided that, where practicable, the other Party is given reasonable advance notice of the intended disclosure.

     The Parties agree that upon the earlier of a request from the other party or the termination of this Agreement, each Party shall return to the other or destroy all documents or records in any medium or format containing any Confidential Information that are in its possession or control and will not retain any copies of them, and the provisions of this Section 20 will continue without limit of time, notwithstanding the termination of this Agreement for any reason. This Section 20 does not apply to AmericaTowne's reporting obligations as a publicly-reporting company under the rules promulgated by the SEC.

     The Parties irrevocably consent that any legal action or proceeding against them under, arising out of or in any manner relating to this Section 20, may be brought only in a court with jurisdiction located in, or the federal district court the district of which includes, Mecklenburg County, North Carolina and the Parties each irrevocably consent to that venue and to the personal jurisdiction thereof. The Parties hereby expressly and irrevocably waive any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

     21. Noncompetition and Noncircumvention. The Parties agree that each will refrain, directly or indirectly from utilizing information gained from the other in a way other than as contemplated hereunder. Further, neither Party will circumvent the other by attempting to take advantage of research and development performed by the other. The Parties agree that this Section 21 is an essential and material part of this Agreement. As of the Effective Date, the Licensor agrees that it will take no action to compete with or adversely affect AmericaTowne's efforts to secure funding, where necessary, primarily through Exim Bank and elsewhere under the guidance and the direction of AmericaTowne. As such, no Party to this Agreement shall attempt to compete or circumvent in any way at any time the purpose of this Agreement or those including the entities and people that have been charged to carry out this Agreement.

     The Parties irrevocably consent that any legal action or proceeding against them under, arising out of or in any manner relating to this Section 21, may be brought only in a court with jurisdiction located in, or the federal district court the district of which includes, Mecklenburg County, North Carolina and the Parties each irrevocably consent to that venue and to the personal jurisdiction thereof. The Parties hereby expressly and irrevocably waive any claim or defense in any action or proceeding based on any alleged lack of personal jurisdiction, improper venue or forum non conveniens or any similar basis.

     22. Successors and Assigns. This Agreement shall be binding upon and shall inure to the benefit of the Parties and their respective successors and assigns. Nothing in this Agreement shall be construed to create any rights in third parties as third-party beneficiaries or otherwise. This Agreement shall not be assigned to any party.

     23. Counterpart Signatures. This Agreement may be executed in numerous counterparts, all of which shall be considered one and the same agreement. For purposes of this Agreement, facsimile or electronic signatures shall be considered original signatures.

     24. Assignment and Subcontracting. This Agreement is personal to the Parties and, except to the extent necessary for the collection of outstanding bills through a factoring agent, The Licensor shall not without the prior written approval of the Company: (a) assign, mortgage, charge or otherwise transfer or deal in, or create any trust over, any of its rights; or (b) subcontract or otherwise delegate the whole or any part of its rights or obligations under this contract to another person.

IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be duly executed on their behalf by a duly authorized representative.

AMERICATOWNE

By: /s/Alton Perkins
Name: Alton Perkins, CEO
Date: 08/29/14

THE LICENSEE

By: /s/Andre Chaslin
Name: Andre Chaslin
Date: 08/29/14

EXHIBIT A

Approved Marks Used At Authorized Location

EXHIBIT B Proposed Site for Authorized Location To be determined

EXHIBIT C Consideration Associated with Authorized Location

EXHIBIT D Preliminary Financing Budget

EXHIBIT E Source and Use Schedule